EXHIBIT 99.9
Citigroup Inc.
GBP 700,000,000 Floating Rate Notes due March 2009
under the
Programme for the issuance of
Euro Medium-Term Notes, Series B
The securities described herein have not been and will not be registered under the U.S. Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.
1.	Issuer:	Citigroup Inc.
2.	Specified Currency:	British Pounds Sterling ("GBP")
3.	Aggregate Nominal Amount of Series:	Tranche 1: GBP 425,000,000 Tranche 2: GBP 275,000,000
4.	(i) Issue Price (Tranche 1):	99.864% of the Aggregate Nominal Amount
	(ii) Issue Price (Tranche 2):	99.914% of the Aggregate Nominal Amount plus accrued interest
5.	Specified Denominations:	GBP 1,000, GBP 10,000 and GBP 100,000
6.	Issue Dates:	26 March 2004 (Tranche 1); 2 September 2004 (Tranche 2).
7.	Maturity Date:	26 March 2009
8.	Interest Basis:	Floating Rate (as specified below)
9.	Redemption/Payment Basis:	Redemption at par
10.	Status of the Notes:	Senior
11.	Listing:	Luxembourg Stock Exchange
PROVISIONS RELATING TO INTEREST PAYABLE
12.	Floating Rate Note Provisions	Applicable
	(i) Rate of Interest:	3-month Sterling LIBOR plus the Margin
(ii) Interest Payment Dates:
Interest payable quarterly in arrears on 26 March, 26 June, 26 September and 26 December in each year, commencing 26 June 2004, subject to adjustment in accordance with the Modified Following Business Day Convention.

	(iii) Business Day Convention:	Modified Following Business Day Convention
	(iv) Manner in which the Rate of Interest is to be determined:	Screen Rate Determination
(v) Screen Rate Determination:
	- Reference Rate:	3-month Sterling LIBOR
	- Relevant Screen Page:	Telerate page 3750
	- Interest Determination Dates:	The first day on which commercial banks and foreign exchange markets settle payments generally in London at the start of each Interest Period
	- Relevant Time:	11.00 a.m. London time
	- Relevant Financial Centre:	London
	(vi) Margin:	0.10% per annum
	(vii) Minimum rate of Interest:	Not Applicable
	(viii) Maximum Rate of Interest:	Not Applicable
	(ix) Day Count Fraction:	Actual/365
PROVISIONS RELATING TO REDEMPTION
13.	Final Redemption Amount	Par
14.	Early Redemption Amount	Par, payable on redemption for taxation reasons or on event of default.
GENERAL PROVISIONS APPLICABLE TO THE NOTES
15.	Form of Notes:	Bearer Notes:
16.	Redenomination, renominalisation and reconventioning provisions:	Applicable.
17.	Consolidation provisions:	Applicable.
DISTRIBUTION
18.	TEFRA:	The D Rules are applicable
OPERATIONAL INFORMATION
19.	ISIN Code:	XS0189377434
20.	Common Code:	018937743